Exhibit 99.1

NEWS RELEASE
1101 East Arapaho Road
Richardson TX 75081 USA
+1 (972) 234-6400 main

Financial Contact

Michael L. Paxton, VP, CFO
972.301.3658, mpaxton@intrusion.com

Media Contact

Ryon Packer, VP

972.664.8072, rpacker@intrusion.com

Intrusion Inc. Announces Nasdaq Compliance Notification and Trading Symbol Change

Richardson, Texas — April 20, 2004 — Intrusion Inc. (NASDAQ: INZCD), (“Intrusion”) today announced that Nasdaq has informed the Company of evidence of compliance with the current requirement necessary for continued listing on The Nasdaq SmallCap Market, as set forth in the Nasdaq Listing Qualifications Panel decision dated January 16, 2004, subject to filing the Company’s 10-Q on or before May 15, 2004 evidencing stockholders equity of at least $2.5 million at March 31, 2004.  The Company believes it will satisfy this requirement based on the closing of its $5.0 million private placement on March 25, 2004.  Effective with the opening of trading on April 21, 2004, the Company’s symbol will change from INZCD to INTZ.

About Intrusion Inc.

Intrusion Inc. is a leading global provider of the Intrusion SecureNet™ line of leading network intrusion prevention, intrusion detection and regulated information compliance products, as well as deployment technologies and security services for the information-driven economy. The Intrusion SecureNet™ family of network security products for governments and enterprises help protect critical information assets by quickly detecting, analyzing and responding to attacks and the misuse of classified and regulated information. Associated Intrusion SecureNet™ Intrusion Detection® services provide unique value to governments and enterprises in protecting information assets. For more information, please visit www.intrusion.com.

This release, other than historical information, may include forward-looking statements regarding future events or our future performance, including, without limitation, statements relating to our ability to maintain compliance with the terms of our conditional listing with Nasdaq and the continued listing requirements of The Nasdaq SmallCap Market.  These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward looking statements, including, without limitation, our ability to meet the stockholders equity condition for continued listing on The Nasdaq SmallCap Market within the specified times, our ability to comply with all Nasdaq’s continued listing requirements currently and in the future as well as other risks and uncertainties identified in our Annual Report on Form 10-K and other filings with the SEC.  Copies of these filings can be obtained from our Investor Relations department.